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                                                                   EXHIBIT 10.10

                                                              As Amended through
                                                                January 16, 2003


                              AOL TIME WARNER INC.
                         1988 Restricted Stock Plan For
                             Non-Employee Directors


         1. PURPOSE. The purpose of the Plan is to supplement the compensation paid to Outside Directors and to increase their proprietary interest in the Company and their identification with the interests of the Company's stockholders, by grants of annual awards of Common Stock.

         2. CERTAIN DEFINITIONS.

                  (a) "AOL Time Warner" shall mean AOL Time Warner Inc., a Delaware corporation, and any successor thereto.

                  (b) "Average Market Price" shall mean the average (rounded to the nearest cent) of the means between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Tape for the ten consecutive trading days ending on the date of the annual meeting of stockholders of the Company for the year with respect to which an annual grant of Restricted Shares is automatically made pursuant to paragraph 5 of the Plan.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Commission" shall mean the Securities and Exchange Commission.

                  (e) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                  (f) "Company" shall mean (i) with respect to periods prior to January 11, 2001, Time Warner Inc. and (ii) with respect to periods on and after January 11, 2001, AOL Time Warner.

                  (g) "Grant Date" shall have the meaning set forth in paragraph 5 of the Plan.

                  (h) "Outside Director" shall mean a member of the Board of Directors of the

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Company who, as of the close of business on the date of the annual meeting of stockholders of the Company, is not an employee of the Company or any subsidiary of the Company. For the purposes hereof, a "subsidiary" of the Company shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more.

                  (i) "Plan" shall mean this 1988 Restricted Stock Plan for Non-Employee Directors of the Company.

                  (j) "Retained Distributions" shall mean distributions which are retained by the Company pursuant to paragraph 6(b) of the Plan.

                  (k) "Restricted Shares" shall mean shares of Common Stock automatically granted to an Outside Director pursuant to paragraph 5 of the Plan.

                  (l) "Restriction Period" shall mean the period of time specified in paragraph 6(a) hereof applicable to all Restricted Shares granted under the Plan.

         3. SHARES SUBJECT TO THE PLAN. Subject to the provisions of paragraph 9 hereof, the maximum aggregate number of Restricted Shares which may be issued under the Plan in any calendar year, commencing with calendar year 1999, shall be equal to .003% of the shares of Common Stock outstanding on December 31st of the preceding calendar year. Any Restricted Shares available for grant in any calendar year which are not granted in that calendar year shall not be available for grant in any subsequent calendar year and any Restricted Shares awarded in any calendar year that are forfeited by the terms of the Plan in any subsequent calendar year shall not again be available for awards. No fractional shares of Common Stock shall be granted or issued under the Plan.

         The Restricted Shares may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

         4. ELIGIBILITY. Subject to the last sentence of paragraph 5 hereof, the only persons eligible to participate in the Plan shall be Outside Directors.

         5. ANNUAL GRANTS. Subject to the provisions of paragraph 3 hereof, each Outside Director shall automatically be granted under the Plan, as of the conclusion of each annual meeting of stockholders of the Company (the "Grant Date"), that number of Restricted Shares equal to (a) for Grant Dates occurring during calendar years 1990 through 1998, $30,000 divided by the Average Market Price of the Common Stock on the Grant

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Date and (b) for Grant Dates occurring during calendar year 1999 and thereafter, that number of Restricted Shares equal to a dollar amount determined by the Board of Directors on or before the Grant Date divided by the Average Market Price of the Common Stock on the Grant Date, and except as hereinafter provided, the Company shall promptly thereafter issue such shares, in each case without any further action required to be taken by the Board or any committee thereof. The Company shall not be required to issue fractions of Restricted Shares and in lieu thereof any fractional Restricted Share shall be rounded to the next whole number. Notwithstanding the foregoing, in the case of an Outside Director who, as of any Grant Date, has not continuously served as a member of the Board for a period of at least six consecutive months (a "new Outside Director"), the Restricted Shares granted to such new Outside Director on such Grant Date shall not be issued in such new Outside Director's name until six months after such new Outside Director shall have first become a new Outside Director. An individual who shall become an Outside Director subsequent to the date of the annual meeting of stockholders of the Company for any year shall first become eligible to participate in the Plan commencing on the date of the next annual meeting of stockholders of the Company.

         6. RESTRICTION PERIOD; RESTRICTIONS APPLICABLE TO RESTRICTED SHARES; CERTIFICATES REPRESENTING RESTRICTED SHARES.

                  (a) Restricted Shares granted to an Outside Director pursuant to the Plan shall be subject to the possibility of forfeiture and the restrictions set forth in paragraph 6(b) below for a period (the "Restriction Period") commencing on the date such Restricted Shares shall have been automatically granted to such Outside Director pursuant to paragraph 5 of the Plan and ending on the earliest of the following events:

                           (i) the date such Outside Director ceases to be a director of the Company by reason of mandatory retirement pursuant to any policy or plan of the Company applicable to Outside Directors;

                           (ii) the date such Outside Director, having been nominated for reelection, is not reelected by the stockholders of the Company to serve as a member of the Board;

                           (iii) the date of death of such Outside Director;

                           (iv) the date such Outside Director terminates service on the Board on account of medical or health reasons which render such Outside Director unable to continue to serve as a member of the Board;

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                           (v)  the occurrence of a Change in Control of the
         Company (as defined in paragraph 6(c) below); or

                           (vi) in each of the four years following the date of grant, on the first day of the month in which a grant of Restricted Shares was made to an Outside Director pursuant to paragraph 5 of the Plan with respect to 25% of the number of Restricted Shares in such grant, beginning with grants made in 2003;

provided, however, that, in the discretion of the Board on a case by case basis, the Restriction Period applicable to all Restricted Shares granted to an Outside Director shall end and be deemed completed for all purposes of the Plan in the event an Outside Director (a "withdrawing Outside Director") terminates his or her service as a member of the Board (A) for reasons of personal or financial hardship; (B) to serve in any governmental, diplomatic or any other public service position or capacity; (C) to avoid or protect against a conflict of interest of any kind; (D) on the advice of legal counsel; or (E) for any other extraordinary circumstance that the Board determines to be comparable to the foregoing. The withdrawing Outside Director shall abstain from participating in any determination made by the Board with respect to any matter relating to the foregoing.

                  (b) Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Outside Director to whom such Restricted Shares shall have been granted. Each such certificate shall bear a legend in substantially the following form:

                  "The shares represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the AOL Time Warner Inc. 1988 Restricted Stock Plan for Non-Employee Directors. A copy of such Plan is on file in the Office of the Secretary of AOL Time Warner Inc."

                  Such certificates shall be deposited by such Outside Director with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan. Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Outside Director will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends paid on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common stock with respect to such Restricted Shares, with the

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exception that (i) the Outside Director will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;
(iv) an Outside Director may not sell, assign, transfer, pledge, exchange, encumber or dispose of any Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

                  (c) A "Change in Control" of the Company shall be deemed to have occurred on the date upon which (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation, or other entity shall purchase any Common Stock of the Company (or securities convertible into the Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or any such person, corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any subsidiary) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case

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of rights to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         7. COMPLETION OF RESTRICTION PERIOD; FORFEITURE. Upon the completion of the Restriction Period with respect to Restricted Shares of an Outside Director, and the satisfaction of any other applicable restrictions, terms and conditions, such Restricted Shares issued to such Outside Director and any Retained Distributions with respect to such Restricted Shares shall become vested. The Company shall promptly thereafter issue and deliver to the Outside Director new stock certificates or instruments representing the Restricted Shares and any other Retained Distributions related to such Restricted Shares registered in the name of the Outside Director or, if deceased, his or her legatee, personal representative or distributee, which do not contain the legend set forth in paragraph 6(b) hereof.

         If an Outside Director ceases to be a member of the Board for any reason other than as set forth in clauses (i) through (v) of paragraph 6(a) hereof or as the Board may otherwise approve in accordance with paragraph 6(a), then those Restricted Shares issued to such Outside Director and all Retained Distributions with respect thereto that have not satisfied the Restriction Period because the time periods set forth in clause (vi) of paragraph 6(a) have not passed, shall be forfeited to the Company, and the Outside Director shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions.

         8. STATEMENT OF ACCOUNT. Each Outside Director shall receive an annual statement, on or about June 1st, showing the number of Restricted Shares granted to such Outside Director for that year and the aggregate number of Restricted Shares that have been granted to such Outside Director under the Plan in or after 2003.

         9. ADJUSTMENT IN EVENT OF CHANGES IN COMMON STOCK. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or liquidation or the like, the aggregate number and class of Restricted Shares available for grant under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

         10. NO RIGHT TO NOMINATION. Nothing contained in the Plan shall confer

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upon any Outside Director the right to be nominated for reelection to the Board.

         11. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Outside Director or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board in its discretion may hold or apply the same or any part thereof for the benefit of the Outside Director, his or her beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board may deem proper.

         12. APPOINTMENT OF ATTORNEY-IN-FACT. Upon the issuance of any Restricted Shares hereunder and the delivery by an Outside Director of the stock power referred to in paragraph 6(b) hereof, such Outside Director shall be deemed to have appointed the Company, its successors and assigns, the attorney-in-fact of the Outside Director, with full power of substitution, for the purpose of carrying out the provisions of this Plan and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. The Company as attorney-in-fact for the Outside Director may in the name and stead of the Outside Director make and execute all conveyances, assignments and transfers of the Restricted Shares and Retained Distributions deposited with the Company pursuant to paragraph 6(b) of the Plan and the Outside Director hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue thereof.

         Nevertheless, the Outside Director shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

         13. SECTION 4999 RULES. Notwithstanding any provisions to the contrary contained in the Plan, if the Payment (as hereinafter defined) due to the Outside Director hereunder upon the occurrence of a Change in Control of the Company would be subject to the excise tax imposed by Section 4999 (or any successor thereto) of the Internal Revenue Code of 1986 (the "Code"), then any such Payment hereunder payable to the Outside Director shall be reduced to the largest amount that will result in no portion of the aggregate

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of the Payments from the Company being subject to such excise tax. The term
"Payment" shall mean any transfer of property within the meaning of Section 280G (or any successor thereto) of the Code.

         The determination of any reduction in Payments under the Plan shall be made by the Outside Director in good faith, and such determination shall be conclusive and binding on the Company. The Outside Director shall have the right to determine the extent to which the aggregate amount of any such reduction shall be applied against any cash or any shares of stock of the Company or any other securities or property to which the Outside Director would otherwise have been entitled under the Plan, the extent to which the Payments hereunder and any other payments due to the Outside Director from the Company shall be reduced, and whether to waive the right to the acceleration of any portion of the Payment due hereunder or otherwise due to the Outside Director from the Company, and any such determination shall be conclusive and binding on the Company. To the extent that Payments hereunder are not paid as a consequence of the limitation contained in this paragraph 13, then the Restricted Shares and Retained Distributions not so accelerated shall be deemed to remain outstanding and shall be subject to the provisions of the Plan as if no acceleration had occurred.

         If (a) the Company shall make any Payments pursuant to the Plan to the Outside Director, (b) an excise tax under Section 4999 (or any successor thereto) of the Code is in fact paid by the Outside Director (or is claimed by the Internal Revenue Service to be due) as a result of any such Payment, either alone or together with any other Payments received or to be received by the Outside Director from the Company, and (c) if nationally recognized counsel to the Outside Director or the Company shall have given an opinion of counsel that repayment of all or a portion of such Payments would result in such excise tax being refunded to the Outside Director (or, if not paid, in such excise tax not being imposed), then the Outside Director shall repay to the Company all or such portion of such Payments so that such excise tax will be refunded (or will not apply).

         The Company shall pay all legal fees and expenses which the Outside Director may incur in any contest of the Outside Director's interpretation of, or determinations under, the provisions of this paragraph 13.

         14. WITHHOLDING TAXES.

                  (a) At the time any Restricted Shares or Retained Distributions become vested or payable, each Outside Director shall pay to the Company the amount of any Federal, state or local taxes of any kind required by law to be withheld with respect thereto.

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                  (b) If an Outside Director properly elects (which, apart from any other notice required by law, shall require that the Outside Director notify the Company of such election at the time it is made) within 30 days after the Company grants Restricted Shares to an Outside Director to include in gross income for Federal income tax purposes an amount equal to the fair market value of such Restricted Shares at the Grant Date, he or she shall pay to the Company at the time of such election the amount of any Federal, state or local taxes required to be withheld with respect to such Restricted Shares.

                  (c) If an Outside Director shall fail to make the payments required hereunder, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Outside Director any Federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Shares.

         15. AMENDMENT AND TERMINATION OF PLAN. The Plan shall have a term of 10 years from the date stockholder approval regarding the Plan was last obtained and, therefore, the Plan shall terminate on May 19, 2009, and no further Restricted Shares may be granted pursuant to the Plan after that date. The Board may terminate the Plan at any time prior to such termination date and may make such amendments to the Plan as it shall deem advisable; provided, however, that no termination or amendment of the Plan shall adversely affect the right of any Outside Director (without his or her consent) under any grant previously made and any amendment shall comply with all applicable laws and regulations and stock exchange listing requirements.

         16. GOVERNMENT AND OTHER REGULATIONS. Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Restricted Shares shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Restricted Shares under the Plan until such time as:

                  (a) any legal requirements or regulations shall have been met relating to the issuance of such Restricted Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933 or any applicable state securities laws; and

                  (b) satisfactory assurances shall have been received that such Restricted Shares when delivered will be duly listed on any applicable stock exchange.

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         17. NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the
Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         18. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

         19. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on a date which is the latter of (i) the date the Plan is approved by the stockholders of the Company entitled to vote at the annual meeting of stockholders of the Company to be held in 1988, or any adjournment thereof; and
(ii) the date on which the Company receives a favorable interpretative letter from the Commission to the effect that (x) the grant of Restricted Shares under the Plan is exempt from the operation of Section 16(b) of the Exchange Act and
(y) Outside Directors who receive Restricted Shares under the Plan will continue to be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act with respect to administration of the Company's other stock related plans in which only employees of the Company (including officers, whether or not they are directors) and its subsidiaries may participate.

         20. BENEFICIARIES. Each Outside Director may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of the Company or his or her designee and may be revoked or changed by an Outside Director at any time by filing written notice of such revocation or change with the Secretary of the Company or his or her designee. If no person shall be designated by an Outside Director as his or her beneficiary or if no person designated by such Outside Director as his or her beneficiary survives such Outside Director, the Outside Director's beneficiary shall be his or her estate.


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